SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            BROKAT Aktiengesellschaft
             (Exact name of registrant as specified in its charter)

   Federal Republic of Germany                              None
     (State of incorporation)                          (I.R.S. Employer
                                                        Identification No.)
Industriestrasse 3
D-70565 Stuttgart
Federal Republic of Germany                                 N/A
(49) 711 788-44-0                                        (ZIP Code)
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                 Name of each exchange on which
         to be so registered                 each class is to be registered
         -------------------                 ------------------------------
               None                                    None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file numbers to which this form relates:
333-45430 and 333-12492

Securities to be registered pursuant to Section 12(g) of the Act:

                          Ordinary Shares, No Par Value
                                (Title of Class)

Item 1.           Description of Registrant's Securities to be Registered.

A description of the ordinary shares of BROKAT Aktiengesellschaft to be registered hereunder is incorporated by reference to the section entitled "Description of Capital Stock of Brokat" in Brokat's Registration Statement on Form F-4 (File No. 333-45430), filed with the Securities and Exchange Commission on September 8, 2000.

Item 2.           Exhibits

1. Articles of Association of Brokat (SATZUNG) (English translation) (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form F-4 filed by Brokat Aktiengesellschaft, Regis. No. 333-37780)

2. Rules of Procedure (GESCHAFTSORDNUNG) of the Management Board (English translation) (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form F-4 filed by Brokat Aktiengesellschaft, Regis. No. 333-37780)

3. Form of Deposit Agreement (incorporated herein by reference to Exhibit A to the Registration Statement on Form F-6 relating to the Brokat American Depositary Shares, Regis. No. 333-12492)

4. Form of American Depositary Receipt representing the Brokat American Depositary Shares (incorporated herein by reference to Exhibit A to the Registration Statement on Form F-6 relating to the Brokat American Depositary Shares, Regis. No. 333-12492)

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        BROKAT AKTIENGESELLSCHAFT


Date: September 29, 2000

                                        By:  /s/ Stefan Roever
                                             ----------------------------------
                                             Name:  Stefan Roever
                                             Title: Chief Executive Officer